Exhibit 8.1

List of Our Subsidiaries
(Unless otherwise indicated, all holdings are 100%)

•                  Suntech Power Holdings Co., Ltd., (Cayman Islands)

•                  Suntech Power (Hong Kong) Co., Ltd. (British Virgin Islands)

•                  Power Solar System Co., Ltd. (British Virgin Islands)

•                  Suntech Power Japan Corporation (Japan)

•                  Suntech Power (Cyprus) Co., Ltd. (Cyprus)

•                  Suntech Power International Ltd. (Switzerland)

•                  Suntech Power Investment Pte. Ltd. (Singapore)

•                  Suntech Power Australia Pty Ltd. (Australia)

•                  Suntech Power (Korea) Co. Ltd. (Korea)

•                  Suntech Power Co., Ltd. (PRC)

•                  Wuxi Suntech Power Co., Ltd. (PRC)

•                  Suntech America, Inc. (Delaware, USA)

•                  Suntech Energy Engineering Co., Ltd. (PRC)

•                  Wuxi University Science Park international Incubator Co., Ltd. (PRC)

•                  Luoyang Suntech Power Co., Ltd. (91%) (PRC)

•                  Erdos Ron De New Energy Development Co., Ltd. (PRC)

•                  Erdos Wei De New Energy Development Co., Ltd. (PRC)

•                  Shenzhen Suntech Power Co., Ltd. (95%) (PRC)

•                  Nanjing Engge Lanbo Micro-electronics Co., Ltd. (PRC)

•                  Xinjiang Suntech Energy Engineering Co., Ltd. (PRC)

•                  Suntech ES Holdings, Inc. (Delaware, USA)

•                  Power Solar System Pty. Ltd. (British Virgin Islands)

•                  Suntech Power GmbH& Co. KG, a limited partnership under German law, consisting of two partners/shareholders, Suntech Power International Ltd. is a limited partner and Suntech Power Holding GmbH is an unlimited partner without capital contribution. (Germany)

•                  Bright Path Holdings Limited. (British Virgin Islands)

•                  Suntech Power Italy Co., Srl (Italy)

•                  Suntech Arizona, Inc. (Delaware, USA)

•                  Suntech Power Development Co., Inc. (Delaware, USA)

•                  KSL Kuttler Automation Systems GmbH (Germany)

•                  Kuttler Automation Systems(Suzhou) Co., Ltd. (PRC)

•                  Suntech Power Deutschland GmbH (Germany)

•                  Yangzhou Suntech Power Co., Ltd. (PRC)

•                  Suntech (China)Investment Co., Ltd (PRC)

•                  Sichuan Suntech Power Co., Ltd. (93.33%) (PRC)

•                  Zhenjiang Rietech New Energy Science Technology Co., Ltd. (PRC)

•                  Yangzhou Rietech Renewal Energy Company (PRC)

•                  Zhenjiang Ren De New Energy Technology Co., Ltd. (PRC)

•      Suntech Europe Ltd (Switzerland)

•                  Suntech R&D Australia Pty Ltd (Australia)

•                  Suntech (Sangri) Solar Power Generation Co., Ltd (PRC)

•                  Suntech (Wular) Solar Power Generation Co., Ltd  (PRC)

•                  Suntech Australia Pty Ltd (Australia)

•                  Best Treasure Consultants Limited (British Virgin Islands)

•                  Invest Wise Enterprises Limited (British Virgin Islands)

•                  Venture Capital Limited (British Virgin Islands)

•                  Orchid Capital Investments Limited (British Virgin Islands)

•                  Orchid Machinery Hong Kong Limited (Hong Kong)

•                  Rietech New Energy Investments Co., Limited (Hong Kong)

•                  Rietech Investments Limited (Hong Kong)